LEASE

      THIS LEASE is made as of the _____ day of _____, 1998, between Hydromer, Inc. (hereinafter referred to as "Landlord") and Biosearch Medical Products, Inc. (hereinafter referred to as "Tenant").

                                    SECTION 1
                              DEMISE AND BASIC RENT

      Landlord hereby rents to Tenant and Tenant hereby rents from Landlord, approx. 17,000 sq. ft. in the east side of the building, commonly known as 35 Industrial Parkway, Somerville, NJ, the east side being identified as Schedule B2 attached hereto, (hereinafter referred to as the "Premises"), in its "As Is" condition, for the term of beginning on the day of that the real estate containing the premises is conveyed by Tenant to Landlord and ending on 36 months later, at seven Dollars ($7.00) per sq. ft. per year, the amount of three hundred and fifty seven thousand dollars ($357,000) being acknowledged as received by Landlord from Tenant as part of the sale of the real estate in which the Premises is part and parcel therein (herein the "Basic Rent").

                                    SECTION 2
                    ADDITIONAL RENT, TAXES, ASSESSMENTS, ETC.

      In addition to the Basic Rent provided in Section I hereof, Tenant will pay 68% of any increase in real estate taxes over the year 1998 ("Additional Rent"). Tenant will pay all utility bills that are metered and enter the Premises. All other costs of operation (such as but not limited to taxes, building insurance, grounds upkeep, snow removal and other like costs) are to be paid by Landlord.

                                    SECTION 3
                         AFFIRMATIVE COVENANTS OF TENANT

      Tenant, jointly and severally if more than one, hereby covenants with Landlord as follows:

            (A) to pay any Additional Rent as aforesaid;

            (B) to keep the Premises in good order; and

            (C) to surrender the peaceful and quiet possession of the Premises at the end of the term or any short period, broom clean and in as good condition as when received (normal wear and tear and damage from insured events excepted).

                                   SECTION 3A
                                ADDITIONAL TERMS

1. Landlord shall pay for the cost of construction of interior demising walls which shall be finished on both sides together with the doors to be located therein. All other interior modifications shall be the responsibility of the Tenant.

2. Landlord will reimburse Tenant for any electricity or utilities used by Landlord on Tenant's meters.

3. Landlord will grant Tenant access to the loading dock to load trucks.

4. Landlord recognizes there is a security system covering the entire premises and Tenant will disconnect the sensors in the non-leasehold from the system.

5. Tenant has the right to park up to 3 trailers and 2 refuse containers in the rear parking lot for storage, provided no municipal ordinances are violated. At the end of the lease these trailers and containers shall promptly removed.

                                    SECTION 4
                          NEGATIVE COVENANTS OF TENANT

      Tenant hereby covenants that Tenant will not do, suffer or permit any of the following:

            (A) anything to be done in or about the Premises which will contravene any policy of insurance against loss by fire;

            (B) violate the Certificate of Occupancy for the Premises or use, or permit to be used, the Premises for the purposes other than those of a Medical Device manufacturing; or

            (C) assign, mortgage or pledge this Lease, in whole or in part, or permit the assignment by operation of law or otherwise, or sublet the Premises or any portion thereof, without the consent in writing of Landlord.

                                    SECTION 5
                                 QUIET ENJOYMENT

      The Landlord covenants that he shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

                                    SECTION 6
                                   ALTERATIONS

      Tenant shall not make any alterations or additions to the Premises without the prior written consent of Landlord. Any alterations, additions or repairs the Tenant shall be permitted to make shall be done at Tenant's own expense.

      Landlord shall make all alteration to secure the Premises from the other parts of the building, including installing separate meters to insure Tenant does not pay for any part of the non-leasehold.

                                    SECTION 7
                                   TERMINATION

      After a period of 10 months, Tenant may terminate this lease with a two month notice to Landlord. Landlord shall refund any unused rent at the rate of:

      1. if termination is effective in months 13-24, $6,000 per month times the remaining months payable within 9 months.

      2. if termination is effective in months 25-36, $8,000 per month times the remaining months payable within 3 months.

      Tenant's responsibility to vacate the premises at the termination of the Lease subject to a two month extension, shall be deemed to be "of the essence" of this Lease. Tenant shall have one option to extend the lease for two one month periods at a rate of $8,750 per month. In the event that tenant does not vacate the premises at the time of termination of this lease extension, landlord shall be entitled to make an immediate application to a court of appropriate jurisdiction and ask that the tenant be removed from the premises. The losing party shall be responsible for payment of all attorneys' fees and cost of suit.

      Upon termination of this Lease Tenant shall deliver as soon afterwards as a received from the state of New Jersey, an approval of a negative declaration regarding the premises pursuant to the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) (hereinafter, ISRA).

                                    SECTION 8
                              EFFECT OF DESTRUCTION

      If the Premises shall be destroyed or rendered untenantable by fire or unavoidable accident, or if the building in which the Premises are located is so damaged that Landlord shall elect to demolish it or rebuild it, the tenancy hereby created shall be thereby terminated, and Landlord shall refund the unused portion of the Rent at:

      1. if termination is effective in months 13-24, $6,000 per month times the remaining months payable within 9 months.

      2. if termination is effective in months 25-36, $8,000 per month times the remaining months payable within 3 months.

                                    SECTION 9
                                    INSURANCE

      Tenant shall provide and keep in force during the term of this Lease general liability insurance for injury or damage to persons or property in or upon the Premises during the term of this Lease. The said policy shall be with limits not less than one million Dollars ($1,000,000) in respect of any one person, in respect of any one accident and in respect of property damage and shall also contain an endorsement protecting the Landlord for water damage and sprinkler damage liability with respect to property other than the Landlord's.

      Landlord shall insure the building including the premises as Landlord deems fit. Tenant shall have the right to purchase any additional insurance to cover losses of Tenant.

      Tenant shall also furnish insurance for such other hazards and in such amounts as Landlord may reasonably require. Landlord reserves the right at any time and from time to time to require the limits for any of the insurance under this Section to be increased to limits which Landlord deems reasonable.

                                   SECTION 10
                                     REPAIRS

      Tenant shall keep the Premises in good condition and repair and shall redecorate, paint and renovate the Premises as may be necessary to keep them in good condition and repair and good appearance. Tenant will keep the sidewalks forming part of the Premises clean and free of obstructions, snow and ice.

                                   SECTION 11
                                  CONDEMNATION

      If the whole or any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose or use, then this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title and Landlord shall refund any and all unused Rent at the rate:

      1. if termination is effective in months 13-24, $6,000 per month times the remaining months payable within 9 months.

      2. if termination is effective in months 25-36, $8,000 per month times the remaining months payable within 3 months.

                                   SECTION 12

                                  SUBORDINATION

      This Lease is and shall be subject and subordinate to all present and future mortgages, deeds of trust or underlying leases affecting the Premises. Tenant shall execute any instrument which may be deemed necessary or desirable by Landlord to further effect or to evidence the subordination of this Lease to any such mortgage, deed of trust or underlying lease.

                                   SECTION 13
                                 INDEMNIFICATION

      Tenant agrees to indemnity and hold harmless the Landlord, each mortgagee, ground or underlying lessor of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable counsel fees and legal expenses) which may be incurred by Landlord or any such mortgagee or underlying lessor relating to or arising out of any breach by Tenant of (i) its obligations to be performed under this Lease, or (ii) the carelessness, negligence or improper conduct of Tenant, its agents, contractors, employees, invitees or licensees, or (iii) arising out of the use and occupancy of the Premises or any work or thing whatsoever done or any condition created in or about the Premises during the term of this Lease. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

                                   SECTION 14
                                   EXCULPATION

      The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease so that in the event of any transfer of title to the Premises, the Landlord shall be and hereby is entirely free and relieved of all obligations of Landlord hereunder accruing after such transfer. Tenant acknowledges that there is absolutely no personal liability on the part of the Landlord, its successor or assigns with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord.

                                   SECTION 15
                                 BINDING EFFECT

      This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns, subject to the limitations set forth in Section 15 hereof.

                                   SECTION 16
                                 APPLICABLE LAW

      The Lease shall be interpreted and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the state courts of New Jersey.

                                   SECTION 17
                                    CAPTIONS

      The captions appearing in this Lease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the Sections of this Lease nor in any way affect this Lease.

      WITNESS the hands and seals of the parties hereto as of the day and year first above written.

ATTEST/WITNESS:                         LANDLORD

___________________________________     BY: ____________________________________
(Seal)

ATTEST/WITNESS:                         TENANT

___________________________________     BY: ____________________________________
(Seal)